Exhibit 99.3

198721 Provident Bancorp Proxy Card Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

2025

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

PROVIDENT BANCORP, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or telephone must be received by 11:59 p.m., Eastern Time, on XXXXX XX, 2025.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

REVOCABLE PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF PROPOSALS 1, 2 AND 3.

1. The approval of the Agreement and Plan of Merger (the "merger agreement"), dated as of June 5, 2025, by and among NB Bancorp, Inc. ("NB Bancorp"), Needham Bank, 1828 MS, Inc., Provident Bancorp, Inc., and BankProv, and to approve the transactions contemplated by the merger agreement, including the merger (the "merger") of 1828 MS, Inc. with and into Provident Bancorp, Inc., with Provident Bancorp, Inc. as the surviving entity.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

2. The approval, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of Provident Bancorp, Inc. in connection with the merger.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

3. The approval of one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement and the merger, or to ensure that any supplement or amendment to the proxy statement/prospectus is timely provided to Provident Bancorp, Inc. stockholders.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

☐

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2025.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign, but only one signature is required. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

2025 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROVIDENT BANCORP, INC. SPECIAL MEETING OF STOCKHOLDERS XXXXX XX, 2025, XX:XX p.m., Local Time REVOCABLE PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints the members of the official proxy committee of Provident Bancorp, Inc., or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Stockholders to be held on XXXXX XX, 2025 at XX:XX p.m., local time, at XXXXXXXXXXXXXXXX. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to attend the meeting, as described in the proxy statement. THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED “FOR” EACH OF PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY COMMITTEE OF THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE MEETING. 198721 Provident Bancorp Proxy Card Back (Continued, and to be marked, dated and signed, on the other side) Important Notice Regarding the Availability of Proxy Materials The Notice of the Special Meeting of Stockholders and the Proxy Statement/Prospectus available on the Internet at https://www.cstproxy.com/bankprov/XXXX